Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2015 relating to the financial statements of Xpliant, Inc., which appear in Cavium, Inc.’s Current Report on Form 8-K dated March 31, 2015.

/S/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
May 4, 2015